EXHIBIT 99.1

Contact Investor Relations Krishna Gorti, M.D. Investor Relations +1 973 290 6122 krishna.gorti@themedco.com	Media Inquiries Michael Blash Communications +1 973 290 6100 michael.blash@themedco.com

FOR IMMEDIATE RELEASE

The Medicines Company Enters Into Definitive Agreement to be Acquired by Novartis AG for $9.7 billion
-	The Medicines Company to be acquired by Novartis AG for $85 per share in cash, representing 45% premium to its unaffected share price and a 57% premium to its unaffected one-week average price
-	Inclisiran, The Medicines Company’s investigational, innovative, potent twice-annual therapy to lower LDL cholesterol, has potential to transform treatment of cardiovascular disease
-	Transaction expected to be completed in first quarter of 2020
PARSIPPANY, N.J., November 24, 2019 – The Medicines Company (NASDAQ: MDCO) announced today that it has entered into definitive agreement in which Novartis AG will acquire The Medicines Company for $85 per share in an all-cash transaction, implying a fully diluted equity value of $9.7 billion. The price represents a premium of approximately 45% to The Medicines Company’s closing share price of $58.65 on November 18, 2019 (the last trading day prior to news reports of a potential transaction between The Medicines Company and Novartis AG). The transaction was unanimously approved by the Boards of Directors of both companies.
“Our company’s singular, relentless focus and the unwavering commitment of our employees have led to this opportunity to unlock the intrinsic value of inclisiran for patients and to maximize value for our shareholders,” said Mark Timney, Chief Executive Officer of The Medicines Company.  “We are excited that millions of patients with atherosclerotic cardiovascular disease and familial hypercholesterolemia will potentially benefit from this transformational therapy.”
Alexander J. Denner, Ph.D., Chairman of The Medicines Company Board of Directors, said: “This $9.7 billion transaction is a great outcome for shareholders of The Medicines Company.  Not so long ago, The Medicines Company was at a crossroads due to the loss of its key revenue driver.  I am proud of the company’s transformation under a reconstituted board into a lean, highly focused team successfully advancing an exciting new therapy and creating tremendous value for patients and shareholders.”
“We recognized the innovative promise of inclisiran and focused the company’s resources to advance it from early development through phase 3 in ‘record’ time for the benefit of patients.  Inclisiran has the potential to revolutionize the treatment of cardiovascular disease and profoundly improve the lives of millions of people around the world.”
Dr. Denner continued, “Our vision for inclisiran is an affordable, widely available treatment that will dramatically reduce both the medical and economic burden of cardiovascular disease.  Given the enormous capital required to realize its full potential, we have decided to sell to a company with resources and scale in excess of ours.”

“On behalf of the board, I thank our outstanding management team and talented employees for their tireless work and dedication.  I would also like to thank our partner Alnylam whose gracious support was invaluable in consummating this transaction.”
Completion of the transaction is expected in first quarter of 2020, pending the successful completion of the tender offer and other customary closing conditions. Until that time, The Medicines Company will continue to operate as a separate and independent company. The company expects to file regulatory submissions for inclisiran in the U.S. in the fourth quarter of 2019 and in Europe in the first quarter of 2020.
Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as financial advisors to The Medicines Company, and Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as legal counsel for The Medicines Company.

Transaction Details
Under the terms of the merger agreement, Novartis AG will commence a tender offer to purchase all outstanding shares of The Medicines Company for $85 per share in cash.  Following the completion of the tender offer, a wholly owned subsidiary of Novartis AG will merge with The Medicines Company and shares of The Medicines Company that have not been tendered and purchased in the tender offer will be converted into the right to receive the same price per share in cash as paid in the tender offer (other than shares held by stockholders who properly demand and perfect appraisal rights under Delaware law).  The tender offer and the merger are subject to customary closing conditions, including the tender of at least a majority of outstanding shares of The Medicines Company and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.  The tender offer and the merger are not subject to a financing condition.

About The Medicines Company

The Medicines Company (NASDAQ: MDCO) is a biopharmaceutical company with a singular, relentless focus on addressing the greatest global healthcare challenge and burden today – cardiovascular disease. Our purpose is to halt the deadly progression of atherosclerosis and the cardiovascular risk created by high levels of LDL-C, or bad cholesterol. The Company is headquartered in Parsippany, New Jersey. For more information, please visit www.themedicinescompany.com and follow us on Twitter @MDCONews and LinkedIn.

About Inclisiran

Inclisiran, the first and only cholesterol-lowering therapy in the siRNA (small-interfering RNA) class, is The Medicines Company’s investigational twice-yearly therapy in Phase 3 clinical development to evaluate its ability to reduce low-density lipoprotein cholesterol (also known as LDL-C). As a siRNA, inclisiran harnesses the body’s natural process of RNA interference to specifically prevent production of the PCSK9 protein in the liver, which enhances the liver’s ability to remove LDL-C from the bloodstream, thereby lowering LDL-C levels. In Phase 3 studies, inclisiran reduced LDL-C up to 58% and sustained durable time-adjusted LDL-C reductions of up to 56% throughout a twice-yearly dosing schedule when administered along with statins and/or ezetimibe. Inclisiran is not yet approved by the FDA or any other regulatory authority. The Medicines Company obtained global rights to develop, manufacture and commercialize inclisiran under a license and collaboration agreement with Alnylam Pharmaceuticals.

Important Information
The tender offer for the shares of outstanding common stock of The Medicines Company has not yet commenced. This communication is for informational purposes only and does not constitute an offer to buy or a solicitation of an offer to sell any securities of The Medicines Company. The solicitation and offer to buy common stock of The Medicines Company will only be made pursuant to an Offer to Purchase and related materials.  At the time the tender offer is commenced, Novartis AG and its acquisition subsidiary, Medusa Merger Corporation, will file a tender offer statement on Schedule TO with the United States Securities and Exchange Commission (the “SEC”) and thereafter The Medicines Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer.  INVESTORS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE TENDER OFFER OR WHETHER TO TENDER THEIR SHARES PURSUANT TO THE TENDER OFFER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION (INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER) AND THE PARTIES THERETO. Investors may obtain a free copy of the Solicitation/Recommendation Statement and other documents (when available) that The Medicines Company files with the SEC at the SEC’s website at www.sec.gov, or free of charge from The Medicines Company at www.themedicinescompany.com or by directing a request to The Medicines Company at krishna.gorti@themedco.com.

Forward Looking Statements
This document contains forward-looking statements. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. By their nature, forward-looking statements involve risks and uncertainty because they relate to events and depend on circumstances that will occur in the future, and there are many factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements include, among other things, statements about the potential benefits of the proposed transaction and similar transactions; the prospective performance and outlook of The Medicines Company’s business, performance and opportunities; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing. The following are some of the factors that could cause actual future results to differ materially from those expressed in any forward-looking statements: (i) uncertainties as to the timing of the tender offer and the merger; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iii) uncertainties as to the percentage of The Medicines Company’s stockholders tendering their shares in the tender offer; (iv) the possibility that competing offers or acquisition proposals for The Medicines Company will be made; (v) the possibility that any or all of the various conditions to the consummation of the tender offer or the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances that would require The Medicines Company to pay a termination fee or other expenses; (vii) the effect of this announcement or pendency of the proposed transaction on The Medicines Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; (viii) risks related to diverting management’s attention from The Medicines Company’s ongoing business operations; (ix) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; and (x) other factors as set forth from time to time in The Medicines Company’s filings with the SEC, including its Form 10-K for the fiscal year ended December 31, 2018 and any subsequent quarterly reports on Form 10-Qs, current reports on Form 8-K, in particular (a) the ability of The Medicines Company to effectively develop inclisiran; (b) whether inclisiran will advance in the clinical trials process on a timely basis or at all, or succeed in achieving its specified endpoints; (c) whether The Medicines Company will make regulatory submissions for inclisiran on a timely basis; (d) whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all; (e) the extent of the commercial success of inclisiran, if approved; (f) the strength, durability and life of The Medicines Company’s patent protection for inclisiran and whether The Medicines Company will be successful in extending exclusivity. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are based on information currently available to The Medicines Company, and The Medicines Company expressly disclaims any intent or obligation to update, supplement or revise publicly these forward-looking statements except as required by law.
# # #